Exhibit 99.1

Sunnova Reports Second Quarter 2020 Financial Results And Reaffirms 2020 Guidance

Second Quarter 2020 Highlights

•Increased total customer count to 91,600 as of June 30, 2020;
•Increased storage attachment rate on origination to 34% in the second quarter of 2020;
•Closed a $158.5 million securitization of residential solar loan agreements; and
•Reaffirmed full-year 2020 guidance.

HOUSTON, July 29, 2020 (NEWSWIRE) - Sunnova Energy International Inc. ("Sunnova") (NYSE: NOVA), one of the leading U.S. residential solar and storage service providers, today announced financial results for the quarter ended June 30, 2020.

"We are proud to report another quarter of strong results and to reaffirm our 2020 guidance", said William J. (John) Berger, Chief Executive Officer of Sunnova. "Our response during the COVID-19 pandemic has demonstrated how quickly our industry can adapt to not only survive this crisis but thrive. With our expanding dealer network and rising storage attachment rate, in the second quarter we believe we grew our customer base at a rate faster than any other public U.S. residential solar and storage service company.

"Based on our current customer growth trajectory, and driven by our business model and capitalization strategy, we are experiencing significant operating leverage and are at the tipping point of achieving the scale needed to reach positive Recurring Operating Cash Flow. Overall, we are rapidly lowering our costs on a per customer basis while simultaneously growing our customer base faster than anyone else in the industry. The combination of this rapid growth, plus our ability to lower costs, is having a positive impact on cash flow and we believe will soon lead to the generation of positive Recurring Operating Cash Flow."

Mr. Berger added, "As the direct correlation between people spending more time in their homes and their increasing energy consumption continues to rise, homeowners are becoming more focused now than ever on ensuring the energy they use to power their lives is affordable, reliable, and clean. We are seeing this focus manifest itself in increased consumer appetite for our service offerings, which we are proud to report are helping power our customers' energy independence."

Second Quarter 2020 Results

Revenue increased to $42.8 million, or by $8.2 million, in the three months ended June 30, 2020 compared to the three months ended June 30, 2019. Revenue increased to $72.6 million, or by $11.3 million, in the six months ended June 30, 2020 compared to the six months ended June 30, 2019. These increases were primarily the result of an increase in the number of customers served.

Total operating expense, net increased to $47.9 million, or by $10.6 million, in the three months ended June 30, 2020 compared to the three months ended June 30, 2019. Total operating expense, net increased to $92.1 million, or by $23.5 million, in the six months ended June 30, 2020 compared to the six months ended June 30, 2019. These increases were primarily the result of an increase in the number of customers served, greater depreciation expense, and higher period-over-period general and administrative expenses due to the hiring of personnel to support growth.

Adjusted Operating Expense increased to $24.8 million, or by $3.8 million, in the three months ended June 30, 2020 compared to the three months ended June 30, 2019. Adjusted Operating Expense increased to $48.4 million, or by $8.8 million, in the six months ended June 30, 2020 compared to the six months ended June 30, 2019. These increases were primarily the result of an increase in the number of customers served and higher period-over-period general and administrative expenses due to the hiring of personnel to support growth.

Sunnova incurred a net loss of $28.7 million for the three months ended June 30, 2020 compared to a net loss of $49.8 million for the three months ended June 30, 2019. This smaller net loss was primarily the result of lower net interest expense which was driven by unrealized gains on interest rate swaps in the three months ended June 30, 2020 versus unrealized losses in the three months ended June 30, 2019.

Sunnova incurred a net loss of $105.7 million for the six months ended June 30, 2020 compared to a net loss of $85.3 million for the six months ended June 30, 2019. This larger net loss was primarily the result of higher net interest expense which was driven by higher realized net losses on interest rate swaps occurring in the first quarter of 2020.

Adjusted EBITDA was $18.0 million for the three months ended June 30, 2020 compared to $13.6 million for the three months ended June 30, 2019, an increase of $4.4 million. Customer principal (net of amounts recorded in revenue) and interest payments received from solar loans increased to $7.5 million and $6.6 million, respectively, for the three months ended June 30, 2020, or by $2.3 million and $3.9 million, respectively, compared to the three months ended June 30, 2019. Adjusted EBITDA was $24.2 million for the six months ended June 30, 2020 compared to $21.7 million for the six months ended June 30, 2019, an increase of $2.5 million. Customer principal (net of amounts recorded in revenue) and interest payments received from solar loans increased to $13.9 million and $10.9 million, respectively, for the six months ended June 30, 2020, or by $5.3 million and $5.9 million, respectively, compared to the six months ended June 30, 2019. These overall increases were primarily driven by customer growth increasing at a faster rate than expenses.

Net cash used in operating activities was $24.8 million for the three months ended June 30, 2020 compared to $31.3 million for the three months ended June 30, 2019. This decrease was primarily the result of a decrease in payments to dealers for exclusivity and other bonus arrangements with net outflows of $11.4 million in 2020 compared to $20.0 million in 2019.

Net cash used in operating activities was $82.9 million for the six months ended June 30, 2020 compared to $55.7 million for the six months ended June 30, 2019. This increase was primarily the result of an increase in purchases of inventory and prepaid inventory with net outflows of $18.0 million in 2020 compared to $7.1 million in 2019 and an increase in realized loss on interest rate swaps of $25.6 million due to the termination of certain debt facilities in 2020, offset by decreased payments to dealers for exclusivity and other bonus arrangements with net outflows of $16.7 million in 2020 compared to $22.0 million in 2019.

Adjusted Operating Cash Flow was $18.8 million in the three months ended June 30, 2020 compared to $5.4 million for the three months ended June 30, 2019. Adjusted Operating Cash Flow was $(1.3) million in the six months ended June 30, 2020 compared to $(10.5) million for the six months ended June 30, 2019. These increases were primarily the result of customer growth increasing at a faster rate than cash expenditures.

Liquidity & Capital Resources

As of June 30, 2020, Sunnova had total cash of $184.4 million, including restricted and unrestricted cash.

2020 Guidance

Management reaffirms existing full-year 2020 guidance and introduces guidance for full-year 2020 Recurring Operating Cash Flow.

•Customer additions of 28,000 - 30,000;
•Adjusted EBITDA of $58 million - $62 million;
•Customer principal payments received from solar loans, net of amounts recorded in revenue of $32 million - $36 million;
•Customer interest payments received from solar loans of $17 million - $21 million;
•Adjusted Operating Cash Flow of $10 million - $20 million; and
•Recurring Operating Cash Flow of $(20) million - $(5) million.

“We continue to have a high level of confidence in achieving our 2020 financial targets as our business model provides excellent visibility into future results,” added Mr. Berger. “This visibility is reflected in the fact 95% of the mid-point of our 2020 targeted revenue and principal and interest from solar loans is locked in through existing customers as of June 30, 2020."

Non-GAAP Financial Measures

We present our operating results in accordance with accounting principles generally accepted in the U.S. ("GAAP"). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Cash Flow, and Recurring Operating Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our business. We use Adjusted EBITDA and Adjusted Operating Expense as performance measures, and believe investors and securities analysts also use Adjusted EBITDA and Adjusted Operating Expense in evaluating our performance. While Adjusted EBITDA effectively captures the operating performance of our leases and PPAs, it only reflects the service portion of the operating performance under our loan agreements. Therefore, we separately show customer P&I payments. Adjusted EBITDA is also used by our management for internal planning purposes, including our consolidated operating budget, and by our board of directors in setting performance-based compensation targets. We use Adjusted Operating Cash Flow and Recurring Operating Cash Flow as liquidity measures and believe Adjusted Operating Cash Flow and Recurring Operating Cash Flow are supplemental financial measures useful to management, analysts, investors, lenders and rating agencies as an indicator of our ability to internally fund origination activities, service or incur additional debt and service our contractual obligations. We believe investors and analysts will use Adjusted Operating Cash Flow and Recurring Operating Cash Flow to evaluate our liquidity and ability to service our contractual obligations. Further, we believe that Recurring Operating Cash Flow allows investors to analyze our ability to service the debt and customer obligations associated with our in-service assets. However, Adjusted Operating Cash Flow and Recurring Operating Cash Flow have limitations as analytical tools because they do not account for all future expenditures and financial obligations of the business or reflect unforeseen circumstances that may impact our future cash flows, all of which could have a material effect on our financial condition and results of operations. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used both to better assess our business from period to period and to better assess our business against other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by other companies. In addition, other companies may not publish these or similar measures. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. Sunnova is unable to reconcile projected Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Cash Flow, and Recurring Operating Cash Flow to the most comparable financial measures calculated in accordance with GAAP because of fluctuations in interest rates and their impact on our unrealized and realized interest rate hedge gains or losses. Sunnova provides a range for the forecasts of Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Cash Flow, and Recurring Operating Cash Flow to allow for the variability in the timing of cash receipts and disbursements, customer utilization of our assets, and the impact on the related reconciling items, many of which interplay with each other. Therefore, the reconciliation of projected Adjusted EBITDA, Adjusted Operating Expense, Adjusted Operating Cash Flow, and Recurring Operating Cash Flow to projected net income (loss), total operating expense, or net cash provided by (used in) operating activities, as the case may be, is not available without unreasonable effort.

Second Quarter 2020 Financial and Operational Results Conference Call Information

Sunnova is hosting a conference call for analysts and investors to discuss its second quarter 2020 results at 8:30 a.m. Eastern Time, on July 30, 2020. The conference call can be accessed live over the phone by dialing 833-557-0560, or for international callers, 778-560-2599. A replay will be available two hours after the call and can be accessed by dialing 800-585-8367, or for international callers, 416-621-4642. The conference ID for the live call and the replay is 6978804. The replay will be available until August 6, 2020.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of Sunnova’s website at www.sunnova.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Sunnova’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "going to," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Sunnova’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our service levels, our liquidity and position and its ability to support our growth, our level of growth, our ability to handle market disruptions related to the COVID crisis, the ability of our dealers to quickly pivot to new virtual sales practices, the ability to achieve our 2020 operational and financial targets, and references to future rate of customer additions, Adjusted EBITDA, customer P&I payments from solar loans, Recurring Operating Cash Flow and Adjusted Operating Cash Flow. Sunnova’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, the effects of the coronavirus pandemic on our business and operations, results of operations and financial position, our competition, fluctuations in the solar and home-building markets, availability of capital, our ability to attract and retain dealers and customers and our dealer and strategic partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Sunnova’s filings with the Securities and Exchange Commission, including Sunnova’s annual report on Form 10-K for the year ended December 31, 2019. The forward-looking statements in this release are based on information available to Sunnova as of the date hereof, and Sunnova disclaims any obligation to update any forward-looking statements, except as required by law.

About Sunnova

Sunnova Energy International Inc. (NYSE: NOVA) is a leading residential solar and energy storage service provider with customers across the U.S. and its territories. Sunnova's goal is to be the source of clean, affordable and reliable energy with a simple mission: to power energy independence so that homeowners have the freedom to live life uninterruptedTM.

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts and share par values)

	As of June 30, 2020	As of December 31, 2019
Assets
Current assets:
Cash	$102,279	$83,485
Accounts receivable—trade, net	12,504	10,672
Accounts receivable—other	6,094	6,147
Other current assets, net of allowance of $542 and $112 as of June 30, 2020 and December 31, 2019, respectively	165,928	174,016
Total current assets	286,805	274,320

Property and equipment, net	2,006,115	1,745,060
Customer notes receivable, net of allowance of $13,001 and $979 as of June 30, 2020 and December 31, 2019, respectively	378,976	297,975
Other assets	195,699	169,712
Total assets (1)	$2,867,595	$2,487,067

Liabilities, Redeemable Noncontrolling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$27,590	$36,190
Accrued expenses	21,496	39,544
Current portion of long-term debt	114,141	97,464
Other current liabilities	26,534	21,804
Total current liabilities	189,761	195,002

Long-term debt, net	1,628,672	1,346,419
Other long-term liabilities	149,169	127,406
Total liabilities (1)	1,967,602	1,668,827

Redeemable noncontrolling interests	238,305	172,305

Stockholders' equity:
Common stock, 84,056,032 and 83,980,885 shares issued as of June 30, 2020 and December 31, 2019, respectively, at $0.0001 par value	8	8
Additional paid-in capital—common stock	1,088,223	1,007,751
Accumulated deficit	(426,543)	(361,824)
Total stockholders' equity	661,688	645,935
Total liabilities, redeemable noncontrolling interests and stockholders' equity	$2,867,595	$2,487,067

(1) The consolidated assets as of June 30, 2020 and December 31, 2019 include $1,113,760 and $790,211, respectively, of assets of variable interest entities ("VIEs") that can only be used to settle obligations of the VIEs. These assets include cash of $10,415 and $7,347 as of June 30, 2020 and December 31, 2019, respectively; accounts receivable—trade, net of $2,601 and $1,460 as of June 30, 2020 and December 31, 2019, respectively; accounts receivable—other of $214 and $4 as of June 30, 2020 and December 31, 2019, respectively; other current assets of $96,675 and $47,606 as of June 30, 2020 and December 31, 2019, respectively; property and equipment, net of $994,155 and $726,415 as of June 30, 2020 and December 31, 2019, respectively; and other assets of $9,700 and $7,379 as of June 30, 2020 and December 31, 2019, respectively. The consolidated liabilities as of June 30, 2020 and December 31, 2019 include $17,963 and $13,440, respectively, of liabilities of VIEs whose creditors have no recourse to Sunnova Energy International Inc. These liabilities include accounts payable of $2,470 and $1,926 as of June 30, 2020 and December 31, 2019, respectively; accrued expenses of $96 and $35 as of June 30, 2020 and December 31, 2019, respectively; other current liabilities of $485 and $612 as of June 30, 2020 and December 31, 2019, respectively; and other long-term liabilities of $14,912 and $10,867 as of June 30, 2020 and December 31, 2019, respectively.

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$42,790	$34,612	$72,619	$61,327

Operating expense:
Cost of revenue—depreciation	14,021	10,225	27,007	19,878
Cost of revenue—other	2,869	1,076	3,912	1,728
Operations and maintenance	2,926	2,289	5,145	4,543
General and administrative	28,133	23,794	56,026	42,475
Other operating income	(16)	(62)	(22)	(80)
Total operating expense, net	47,933	37,322	92,068	68,544

Operating loss	(5,143)	(2,710)	(19,449)	(7,217)

Interest expense, net	30,532	37,310	97,850	68,971
Interest expense, net—affiliates	—	1,575	—	3,397
Interest income	(6,680)	(2,967)	(11,300)	(5,461)
Loss on extinguishment of long-term debt, net—affiliates	—	10,645	—	10,645
Other (income) expense	(266)	534	(266)	534
Loss before income tax	(28,729)	(49,807)	(105,733)	(85,303)

Income tax	—	—	—	—
Net loss	(28,729)	(49,807)	(105,733)	(85,303)
Net income (loss) attributable to redeemable noncontrolling interests	(3,471)	931	(9,400)	3,949
Net loss attributable to stockholders	(25,258)	(50,738)	(96,333)	(89,252)
Dividends earned on Series A convertible preferred stock	—	(9,760)	—	(19,271)
Dividends earned on Series C convertible preferred stock	—	(2,762)	—	(5,454)
Net loss attributable to common stockholders—basic and diluted	$(25,258)	$(63,260)	$(96,333)	$(113,977)

Net loss per share attributable to common stockholders—basic and diluted	$(0.30)	$(7.32)	$(1.15)	$(13.20)
Weighted average common shares outstanding—basic and diluted	84,033,278	8,636,598	84,017,214	8,636,065

SUNNOVA ENERGY INTERNATIONAL INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(105,733)	$(85,303)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	30,814	22,639
Impairment and loss on disposals, net	1,222	851
Amortization of deferred financing costs	5,409	7,770
Amortization of debt discount	7,610	1,292
Non-cash effect of equity-based compensation plans	6,044	994
Non-cash payment-in-kind interest on loan	679	—
Non-cash payment-in-kind interest on loan—affiliates	—	2,201
Unrealized loss on derivatives	4,543	17,449
Unrealized (gain) loss on fair value option instruments	(256)	534
Loss on extinguishment of long-term debt, net—affiliates	—	10,645
Other non-cash items	7,302	3,470
Changes in components of operating assets and liabilities:
Accounts receivable	(1,941)	(6,597)
Other current assets	(81)	(9,357)
Other assets	(21,504)	(26,063)
Accounts payable	(706)	2,279
Accrued expenses	(16,033)	(1,995)
Other current liabilities	4,631	5,362
Other long-term liabilities	(4,928)	(1,865)
Net cash used in operating activities	(82,928)	(55,694)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(274,333)	(164,796)
Payments for investments and customer notes receivable	(99,016)	(62,360)
Proceeds from customer notes receivable	15,090	9,336
State utility rebates and tax credits	172	227
Other, net	490	183
Net cash used in investing activities	(357,597)	(217,410)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	936,938	526,045
Payments of long-term debt	(629,268)	(287,363)
Proceeds of long-term debt from affiliates	—	15,000
Payments on notes payable	(2,451)	(248)
Payments of deferred financing costs	(16,819)	(7,268)
Payments of debt discounts	(3,132)	(1,084)
Proceeds from issuance of common stock, net	(129)	(478)
Proceeds from equity component of debt instrument, net	73,657	—
Proceeds from issuance of convertible preferred stock, net	—	(2,509)
Contributions from redeemable noncontrolling interests	120,653	50,237
Distributions to redeemable noncontrolling interests	(2,600)	(5,143)
Payments of costs related to redeemable noncontrolling interests	(2,187)	(1,622)
Other, net	(1)	(13)
Net cash provided by financing activities	474,661	285,554
Net increase in cash and restricted cash	34,136	12,450
Cash and restricted cash at beginning of period	150,291	87,046
Cash and restricted cash at end of period	184,427	99,496
Restricted cash included in other current assets	(18,644)	(482)
Restricted cash included in other assets	(63,504)	(40,238)
Cash at end of period	$102,279	$58,776

Key Financial and Operational Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(28,729)	$(49,807)	$(105,733)	$(85,303)
Interest expense, net	30,532	37,310	97,850	68,971
Interest expense, net—affiliates	—	1,575	—	3,397
Interest income	(6,680)	(2,967)	(11,300)	(5,461)
Depreciation expense	15,868	11,627	30,814	22,639
Amortization expense	7	7	16	12
EBITDA	10,998	(2,255)	11,647	4,255
Non-cash compensation expense (1)	3,354	1,884	6,044	2,271
ARO accretion expense	524	327	1,013	640
Financing deal costs	1,571	849	1,687	968
Natural disaster losses and related charges, net	—	—	31	—
IPO costs	—	1,307	—	2,046
Loss on extinguishment of long-term debt, net—affiliates	—	10,645	—	10,645
Unrealized (gain) loss on fair value option instruments	(256)	534	(256)	534
Amortization of payments to dealers for exclusivity and other bonus arrangements	396	14	747	14
Legal settlements	—	293	—	293
Provision for current expected credit losses	1,416	—	3,280	—
Adjusted EBITDA	$18,003	$13,598	$24,193	$21,666

(1) Amount includes non-cash effect of equity-based compensation plans of $3.4 million and $0.7 million for the three months ended June 30, 2020 and 2019, respectively, and $6.0 million and $1.0 million for the six months ended June 30, 2020 and 2019, respectively, and partial forgiveness of a loan to an executive officer used to purchase our capital stock of $1.2 million and $1.3 million for the three and six months ended June 30, 2019, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Interest income from customer notes receivable	$6,568	$2,692	$10,940	$5,020
Principal proceeds from customer notes receivable, net of related revenue	$7,541	$5,224	$13,919	$8,653

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Reconciliation of Net Cash Used in Operating Activities to Adjusted Operating Cash Flow:
Net cash used in operating activities	$(24,816)	$(31,264)	$(82,928)	$(55,694)
Principal proceeds from customer notes receivable	8,150	5,579	15,090	9,336
Financed insurance payments	(53)	(248)	(2,451)	(248)
Derivative breakage fees from financing structure changes	5,772	8,652	36,894	12,080
Distributions to redeemable noncontrolling interests	(1,227)	(1,491)	(2,600)	(5,143)
Payments to dealers for exclusivity and other bonus arrangements	11,387	20,000	16,731	22,000
Net inventory and prepaid inventory purchases	19,595	4,180	18,002	7,147
Adjusted Operating Cash Flow	$18,808	$5,408	$(1,262)	$(10,522)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands, except per customer data)
Reconciliation of Total Operating Expense, Net to Adjusted Operating Expense:
Total operating expense, net	$47,933	$37,322	$92,068	$68,544
Depreciation expense	(15,868)	(11,627)	(30,814)	(22,639)
Amortization expense	(7)	(7)	(16)	(12)
Non-cash compensation expense	(3,354)	(1,884)	(6,044)	(2,271)
ARO accretion expense	(524)	(327)	(1,013)	(640)
Financing deal costs	(1,571)	(849)	(1,687)	(968)
Natural disaster losses and related charges, net	—	—	(31)	—
IPO costs	—	(1,307)	—	(2,046)
Amortization of payments to dealers for exclusivity and other bonus arrangements	(396)	(14)	(747)	(14)
Legal settlements	—	(293)	—	(293)
Provision for current expected credit losses	(1,416)	—	(3,280)	—
Adjusted Operating Expense	$24,797	$21,014	$48,436	$39,661
Adjusted Operating Expense per weighted average customer	$281	$319	$568	$621

	As of June 30, 2020	As of December 31, 2019
Number of customers	91,600	78,600

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Weighted average number of customers (excluding loan agreements)	75,100	58,100	72,700	56,700
Weighted average number of customers with loan agreements	13,300	7,700	12,500	7,200
Weighted average number of customers	88,400	65,800	85,200	63,900

	As of June 30, 2020	As of December 31, 2019
	(in millions, except per customer data)
Estimated gross contracted customer value	$2,194	$1,879
Estimated gross contracted customer value per customer	$23,956	$23,906

Key Terms for Our Key Metrics and Non-GAAP Financial Measures

Estimated Gross Contracted Customer Value. Estimated gross contracted customer value as of a specific measurement date represents the sum of the present value of the remaining estimated future net cash flows we expect to receive from existing customers during the initial contract term of our leases and power purchase agreements ("PPAs"), which are typically 25 years in length, plus the present value of future net cash flows we expect to receive from the sale of related solar renewable energy certificates ("SRECs"), either under existing contracts or in future sales, plus the carrying value of outstanding customer loans on our balance sheet. From these aggregate estimated initial cash flows, we subtract the present value of estimated net cash distributions to redeemable noncontrolling interests and estimated operating, maintenance and administrative expenses associated with the solar service agreements. These estimated future cash flows reflect the projected monthly customer payments over the life of our solar service agreements and depend on various factors including but not limited to solar service agreement type, contracted rates, expected sun hours and the projected production capacity of the solar equipment installed. For the purpose of calculating this metric, we discount all future cash flows at 6%.

Number of Customers. We define number of customers to include each customer that is party to an in-service solar service agreement. For our leases, PPAs and loan agreements, in-service means the related solar energy system and, if applicable, energy storage system, must have met all the requirements to begin operation and be interconnected to the electrical grid. For our Sunnova Protect services, in-service means the customer’s solar energy system must have met the requirements to have the service activated. We do not include in our number of customers any customer under a lease, PPA or loan agreement that has reached mechanical completion but has not received permission to operate from the local utility or for whom we have terminated the contract and removed the solar energy system. We also do not include in our number of customers any customer of our Sunnova Protect services that has been in default under his or her solar service agreement in excess of six months. We track the total number of customers as an indicator of our historical growth and our rate of growth from period to period.

Weighted Average Number of Customers. We calculate the weighted average number of customers based on the number of months a given customer is in-service during a given measurement period. The weighted average customer count reflects the number of customers at the beginning of a period, plus the total number of new customers added in the period adjusted by a factor that accounts for the partial period nature of those new customers. For purposes of this calculation, we assume all new customers added during a month were added in the middle of that month. We track the weighted average customer count in order to accurately reflect the contribution of the appropriate number of customers to key financial metrics over the measurement period.

Definitions of Non-GAAP Measures

Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus net interest expense, depreciation and amortization expense, income tax expense, financing deal costs, natural disaster losses and related charges, net, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, costs of our initial public offering ("IPO"), losses on unenforceable contracts, losses on extinguishment of long-term debt, realized and unrealized gains and losses on fair value option instruments and other non-cash items such as non-cash compensation expense, asset retirement obligation ("ARO") accretion expense and provision for current expected credit losses.

Adjusted Operating Cash Flow. We define Adjusted Operating Cash Flow as net cash used in operating activities plus principal proceeds from customer notes receivable, financed insurance payments and distributions to redeemable noncontrolling interests less derivative breakage fees from financing structure changes, payments to dealers for exclusivity and other bonus arrangements, net inventory and prepaid inventory (sales) purchases and payments of non-capitalized costs related to our IPO.

Adjusted Operating Expense. We define Adjusted Operating Expense as total operating expense less depreciation and amortization expense, financing deal costs, natural disaster losses and related charges, net, amortization of payments to dealers for exclusivity and other bonus arrangements, legal settlements and excluding the effect of certain non-recurring items we do not consider to be indicative of our ongoing operating performance such as, but not limited to, costs of our IPO, losses on unenforceable contracts and other non-cash items such as non-cash compensation expense, ARO accretion expense and provisions for current expected credit losses.

Recurring Operating Cash Flow. We define Recurring Operating Cash Flow as Adjusted Operating Cash Flow less principal payments on our securitizations and corporate capital expenditures, plus sales-related and sales-allocated cash operating expenses and interest expense from our credit warehouses and inventory facility.

Contacts

Rodney McMahan - Investors
Kelsey Hultberg - Media
IR@sunnova.com
877-770-5211